Exhibit 10.2

Termination of Asset Purchase Agreement

This Termination of Asset Purchase Agreement (this “Termination”), dated as of February 25, 2026 (the “Termination Date”), and is entered into by and among (a) GES Acquisition Corp., a Delaware corporation (the “Purchaser”); (b) Global Arena Holding, Inc., a Delaware corporation (“Parent”); (c) Global Election Services, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the “Seller”); (d) Global Election Services Holding LLC, a Delaware limited liability company (“GES Holding”); and (e) Easterly CV VI LLC, a Delaware limited liability company (“Easterly”). The Purchaser, Parent, the Seller and GES Holding are sometimes individually referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties are all of the parties to the Asset Purchase Agreement, dated as of July 1, 2025, as amended by the Amendment No. 1 to Asset Purchase Agreement, dated as of August 29, 2025 (as so amended, the “APA”), and now desire to terminate the APA, and pursuant to the provisions of Section 9.01(a) of the APA the Parties may mutually agree to terminate the APA;

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:

Section 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings given in the APA.

Section 2. Termination.

(a)	Effective as of the Termination Date, pursuant to the provisions of Section 9.01(a) of the APA, the APA is hereby terminated in its entirety on the joint agreement of the Parties, and shall hereafter be null and void and of no further force or effect (other than as required solely for purposes of Section 1 hereof).

(b)	Notwithstanding anything to contrary herein or in the APA, including, without limitation, in Section 9.02 of the APA and Section 11.17 of the APA, none of the agreements, covenants, terms or provisions of the APA shall survive the termination of the APA as set forth herein, and all agreements, covenants, terms and provisions of the APA shall terminate and shall hereafter be null and void and of no further force or effect (other than as required solely for purposes of Section 1 hereof), and the Parties acknowledge and agree that none of the Parties shall have any ongoing rights, responsibilities or obligations pursuant to the APA following the Termination Date. The APA is hereby deemed amended as required to give effect to the provisions of this (b)Section 2(b).

Section 3. Representations and Warranties. Each Party (the “Representing Party”) represents and warrants to each other Party as set forth in this Section 3.

(a)	Organization and Good Standing. Representing Party is an entity duly incorporated or organized and is validly subsisting under the laws of the jurisdiction of its organization and has the power to own or lease its property and to carry on its business as it is now being conducted.

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(b)	Due Authority; No Violation. Representing Party has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Termination. The execution and delivery of this Termination and the consummation of the transactions contemplated hereby have been duly and validly authorized by such Representing Party, and no other proceedings are necessary to authorize the execution, delivery and performance of this Termination or the transactions contemplated hereby or thereby on the part of such Representing Party. The execution, delivery and performance of this Termination will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which such Representing Party is a party or by which such Representing Party’s assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to such Representing Party or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) any order, judgment, arbitration award, or decree to which such Representing Party is a party or by which it or any of its assets or properties are bound.

(c)	Approvals. No approval, authority, or consent of or filing by such Representing Party with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Termination or the consummation of the transactions contemplated herein.

(d)	Enforceability. This Termination has been duly executed and delivered by such Representing Party and constitutes the legal, valid, and binding obligation of such Representing Party, enforceable against such Representing Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

Section 4. Miscellaneous.

(a)	Counterparts; Copies. This Termination and any amendments hereto may be executed by the Parties in several counterparts, all of which together will constitute one agreement binding on all Parties, notwithstanding that all Parties may not have signed the same counterpart. This Termination and any amendments thereto may be executed by the Parties in several copies each of which will be deemed an original and it will not be necessary, when making proof of this Termination, to account for or produce more than one original of such copies. Any signature delivered by a Party by facsimile or PDF transmission will be deemed to be an original signature thereto.

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(b)	Notices. All notices hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if email with return receipt requested, on the date that transmission is confirmed electronically; or (c) one Business Day after deposit with a nationally recognized overnight delivery service for next day delivery. Notices shall be addressed to the respective Parties as follows, or to such other address as a Party shall specify to the others in accordance with these notice provisions:

If to the Purchaser or Easterly, to:

GES Acquisition Corp.

Attn: Darrell Crate

138 Conant Street

Beverly, MA 01915

Email:

If to any of Seller, Parent or GES Holding, to:

Global Arena Holding, Inc.

Attn: John S. Matthews

1159 2nd Avenue, Ste 454

New York New York 10065

Email:

With a copy, which shall not constitute notice, to:

Anthony, Linder & Cacomanolis, PLLC

Attn: John Cacomanolis

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

Email:

(c)	Governing Law; Consent to Jurisdiction; Dispute Resolution. This Termination will be construed in accordance with, and governed by, the laws of the State of New York without regard to conflicts of laws and as applied to contracts to be wholly performed within the State of New York. Each Party hereby irrevocably submits to personal and exclusive jurisdiction in any federal court in the State of New York (assuming federal court diversity jurisdiction applies, and if not, then each Party submits to personal and exclusive jurisdiction in any state court in the State of New York), acknowledges that such jurisdiction is proper, and waives any and all objections as to venue, inconvenient forum and the like. Each Party hereby irrevocably agrees that any action, suit or proceeding shall be brought only to the exclusive jurisdiction of the courts of the State of New York or the federal courts located in the State of New York, and each Party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period an action, suit or proceeding that is filed in accordance with this Section 4(c) is pending before a court, all actions, suits or proceedings with respect to such action, suit or proceeding or any other action, suit or proceeding, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each Party hereby waives, and shall not assert as a defense in any action, suit or proceeding, that (a) such Party is not subject thereto, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such Party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 4(c) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws.

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(d)	Each PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS TERMINATION OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS TERMINATION BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 4(c). Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

(e)	Specific Performance. Each Party acknowledges that the rights of each Party to consummate the Transactions are unique, recognizes and affirms that in the event of a breach of this Termination by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Termination were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Termination and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Termination, at law or in equity.

(f)	No Consequential Damages.IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY UNDER OR IN CONNECTION WITH THIS TERMINATION OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN FOR SPECIAL, GENERAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING DAMAGES FOR LOST PROFITS OR LOST OPPORTUNITY, EVEN IF THE PARTY SOUGHT TO BE HELD LIABLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

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(g)	Assignment. No Party may assign its rights or delegate its duties under this Termination without the prior written consent of the other Parties hereto, whether by operation of law or otherwise, and any attempted assignment in contravention of this provision shall be null and void and of no force or effect. This Termination will be binding upon and will inure to the benefit of the Parties and their respective permitted successors and permitted assigns, and any reference to a Party will also be a reference to the permitted successors and permitted assigns thereof.

(h)	Severability. If any provision of this Termination is capable of two constructions, only one of which would render the provision valid, legal and enforceable, the provision will have the meaning which so renders it valid, legal and enforceable. If any provision of this Termination or the application of any provision hereof to any person or circumstance is determined to be invalid, unenforceable or illegal under present or future laws, such determination will not affect any other provision of this Termination or the application of such provision to any other person or circumstance, all of which will remain in full force and effect. If any provision of this Termination is deemed invalid, illegal or unenforceable, the Parties hereby agree to submit to as similar a provision as possible that is valid, legal and enforceable.

(i)	Drafting. The Parties acknowledge and confirm that they and/or their respective attorneys have participated jointly in the review and revision of this Termination and that it has not been written solely by any one Party or counsel for any one Party. The Parties therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting Party will not be employed in the interpretation of this Termination to favor any Party against another.

[signatures follow on next page]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers as of the Amendment Date.

GES Acquisition Corp.

By:	/s/ Darrell Crate
Name:	Darrell Crate
Title:	Chief Executive Officer

Global Election Services, Inc.

By:	/s/ John S. Matthews
Name:	John S. Matthews
Title:	Chief Executive Officer

Global Arena Holding, Inc.

By:	/s/ John S. Matthews
Name:	John S. Matthews
Title:	Chief Executive Officer

Global Election Services Holding LLC

By:	/s/ John S. Mattews
Name:	John S. Matthews
Title:	Manager

Easterly CV VI LLC

By:	/s/ Darrell Crate
Name:	Darrell Crate
Title:	Managing Member

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